[illegible]

[GRAPHICS APPEARS HERE]

Name

Approved

C

P

M

R.A

[GRAPHICS APPEARS HERE]

P.C

[GRAPHICS APPEARS HERE]

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B)

ARTICLE I

The exact name of the corporation is:

BEST CELLARS MASSACHUSETTS, INC.

ARTICLE II

The purpose of the corporation is to engage in the following business activities;

To engage in the retail sale of wine and other alcoholic and soft beverages to the general public and to sell other goods and accessories that enhance and/or complement the wine-drinking experience.

Purposes Continued on Continuation Sheet 2A and following

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of seperate 8 1/2 x 11 sheets of paper with a[illegible} margin of at least 1 inch. Additions in more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated indicatedp.

ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	12,500	Common:

Preferred:		Preferred:

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

See Continuation Sheet 5

ARTICLE VI

“Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet 6A and following.

** If there are no provisions state “None”

Note: The preceding six (6) article are considered to be permanent and may ONLY be changed by filling appropriate Articles of Amendment.

To carry on the business of owning, leasing, operating all types of retail establishments including restaurants, buying and selling tobacco products in every form, conducting and leasing news stands and buying and selling books, papers, magazines and other articles in connection therewith; to provide and conduct newspaper rooms, reading and writing rooms, dressing rooms, telephones and other conveniences for the use of customers and others; to grant to other persons or corporations the right or privilege to carry on any kind of business on the premises of the company on such terms as the company shall deem expedient and proper, to buy, sell, manufacture, repair, alter and exchange, let or hire, export and deal in all kinds of articles and things which may be required for the purposes of the said business or commonly supplied or dealt in by persons engaged in the same, or which may seem capable of being profitably dealt with in connection with any of the said businesses.

To manufacture, purchase or otherwise acquire goods, merchandiso and personal property of every class, and to hold, own, mortgage, sell or otherwise dispose of, trade, deal in and with the same.

To purchase, take by devise or bequest, hold, mortgage and convey such real estate as the purposes of the corporation shall require and all other real estate which shall have been conveyed to the corporation by way of security or in satisfaction of debts or purchased at sales upon judgment or decree duly obtained.

To acquire and pay for in cash, stock or bonds of this corporation, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

Continuation Sheet 2A

To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, own, operate and introduce, and to sell, assign or otherwise dispose of any trademarks, trade names, copyrights, patents, inventions, improvements and processes used in connection with or secured under letters patent of the United States or any foreign country, and to use, exercise, develop and grant licenses in respect of, or otherwise to turn to account any such trade-marks, trade names, patents, licenses, processes, copyrights, or any such property or rights.

To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of the Commonwealth of Massachusetts or any other state or any foreign country, always subject, however, to the laws of the Commonwealth of Massachusetts, and while the owner of such stock, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon.

To enter into, make, perform and carry out contracts of every kind and for any lawful purpose with any person, firm, association, corporation or body politic or government.

To borrow or raise money without limit as to amount and to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness and to secure the payment of any of the foregoing and the interest thereon by mortgage upon or pledge, or assignment in trust of the whole or any part of the property of the corporation, and to sell, pledge or otherwise dispose of such bonds and other evidences of indebtedness for the purposes of the corporation.

Continuation Sheet 2B

To purchase, hold, reissue and sell the shares of its own capital stock, provided that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To conduct business in any of the states, territories, possessions or dependencies of the United States, in the District of Columbia, and in any and all foreign countries, and to have one or more offices therein and to hold, purchase, mortgage and convey real and personal property therein without limit as to amount, but always subject to the laws of such state, territory, possession, dependency or country.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers reserved for a corporation organized under and in accordance with the provisions of Chapter 156B of the Massachusetts General Laws, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do, and in any part of the world.

The foregoing clauses shall be construed both as purposes and powers and, except where otherwise expressed, such purposes and powers shall be in no way limited or restricted by reference to or inference from the terms of any other clause in these Articles of Organization, but the purposes and powers so specified shall be regarded as independent purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

Continuation Sheet 2C

RESTRICTIONS OF TRANSFER

Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors in the manner following:

He shall notify the Directors of the desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The Directors shall within thirty days thereafter either accept the other, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may, in any particular instance waive the requirement.

Continuation Sheet 5

(a)	The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

(b)	Meetings of the stockholders may be held anywhere in the United States.

(c)	No stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

(d)	The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, if any, shall be reserved. ... what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

(e)	The purchase or other acquisition or retention by the corporation of shares of its own capital shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution form the corporation, except as and to the extent that the stockholders shall so have provided at the time of authorizing such reduction.

(f)	Each director and officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation.

Continuation Sheet 6A

(g)	The directors shall have the power to fix from time to time, their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract transaction or other act of this corporation, and

(1)	such contract, transactions or act shall not be in any way be invalidated or otherwise affected by that fact;

(2)	no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

(3)	any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested and to whom the nature of such interest has been disclosed;

the term “interest” including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

the term “concern” meaning any corporation association, trust, partnership, firm, person or other entity other than this corporation; and

Continuation Sheet 6B

the phrase “subsidiary or affiliate” meaning a concerning in which a majority of the director, trustees, partners or controlling persons are elected or appointed by the directors of this corporation, or are constituted of the directors or officers of this corporation.

To the extent permitted by law, the authorizing or ratifying vote of a majority in interest of each case of the capital stock of this corporation outstanding and entitled to vote for directors at an annual meeting or a special meeting duly called for this purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof, with regard to all stockholders of this corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this corporation;

provided, however, that with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

provided, also, that stockholders so interested may vote at any such meeting; and

provided, further, that any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph (g) which would be valid but for those provisions.

Continuation Sheet bc

ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a letter effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

ARTICLE VIII

The Information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massacbussets is:

c/o Stephen B. Goldenberg, Esq., Goldenberg, Walters & Lipson
7 Harvard Street, Brookline, KA 02146

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

	NAME	RESIDENTIAL ADDRESS	POST OFFICE ADDRESS
President:	Joshua Vesson	43 W.88th Street New York, NY 10024	Same

Treasurer:	Richard A. Harmet	215 E, 17th Street New York, NY 10003	Same

Clerk:	Stephen B. Goldenberg	7 Harvard Street Brookline, MA 02146	Same

Directors:	Adam S. Convisor	313 Cambridge Street Cambridge, MA 02141	Same

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(cs) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws. Chapter 1568 and do hereby sign these Articles of Organization as incorporation(s) this 23rd day of April, 1998

/s/ Stephen E. Goldenberg
Stephen E. Goldenberg
Goldenberg, Walters & Lipson 7 Harvard Street
Brookline, MA 02146

Notes: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B)

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ 200 having been paid, said articles are deemed to have been filed with me this 24th day of april 1998.

Effective date:

[GRAPHIC APPEARS HERE]

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

FILING FEE: One tenth of the one percent of the total authorized capital stock, but not less than, $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

TO BE FILLED IN BY CORPORATIION

Photocopy of document to be sent to:

Stephen B. Goldenberg

Goldenberg, Walters S Lipson

7 Harvard Street

Brookline, MA 02146

Telephone 617 [ILLEGIBLE]

0516

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashbutton place, Boston, Massachusetts 02108-1512

[ILLIGIBLE][ILLIGIBLE]

Applicable For Reinstatement

Following Administrative Dissolution

(General Laws Chapter 156D, Sector 14.22; 950 CMR 115,47)

(1)

Exact name of corporation: Best Cellars Massachusetts Inc.

(2)

Registered office address: 18 Tremont Street, Suite 14, Boston MA 02108

(number, street,city or town, state, zip code)

Name of the registered agent and registered office: InCorp Service, Inc.

(3)

Effective date of corporation administrative dissolution: May 31, 2007

(month, day, year)

(4)

The ground for the administrative dissolution:

(Check approved box)

☐did not exist.

☒have been eliminated

(5)

The corporation’s name satisfies the requirements of G.I. Chapter 156D, Sectors 4.01 or the corporation shall simultaneously submit a certificate of amendment to change its name to a name that satisfies the requirements of G.L. Chapter 156D, Section 4.01.

(6)

The reInstatements of the corporation shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified :

(7)

Attach a certificate from the Commonwealth of Massachusetts Department of Revenue retiring what all corporate excise taxes and any related penalties have been paid or a request of Revenue for this certificate.

(8)

The Division shall:

(Check appropriate box)

☒  Reinstate the corporation without limitation.

☐  Limit reinstatement to a specified period of time not to exceed one year.

[ILLIGIBLE] *The corporation must file annual reports for the previous ten(10) fiscal years, if not previously filed.

[GRAPHIC APPEAR HERE]

Request for a Certificate of

Good Standing and /or Tax compliance

Or Waiver of Corporate Tax Lien

This application may be used to request a certificate of Good standing/Letter of Compliance, Waiver of Corporate Tax Lien, or Certificate of Good standing for a Non-profit Organization.

If this matter is to be discussed with any third parties, complete the power of Attorney section below. Mail your request as soon as possible to Massachusetts Department of Revenue ,PO Box 7066, Boston, MA 02204 or fax to (617)887-6262 For further information, call (617) 887-6550.

Name of organization

Trade name or DBA

Federal ID or Social Security number

BEST [ILLEGIBLE] MASSACHUSETTS INC

13-4018624

Street address

City/Town

State

Zip

180 VARICK STREET # 404

NEW YORK

NY

10014

Contact person

Daytime telephone

DAN DICKSON

212-989-2540x12

Street address(if different from above)

City/Town

State

Zip

Type of Application

Type of organization (check one):

 ☒Corporation    ☐ Partnership☐ Sole proprietor    ☐ Individual    ☐ LLP     ☐ LLC     ☐ Other

Purpose of application(check one):

☒ Certificate of Good Standing/Letter of Compliance ?Certificate of Good Standing for a Non-profit Organization

☐ Waiver of Corporate Tax Lien

If requesting Waiver of Corporate Tax Lien, attach price and legal description of assets to be sold and complete the following

Name of transferee

Date of transfer or sale

Street address

City/town

State

Zip

Affidavit

Under the penalties of perjury ,I declare that my company is not responsible for the following taxes (check all that apply):

☐ Withholding☐ Sales/Use     ☐ Meals☐ Room Occupancy

Signature of taxpayer or corporate officer

Power of Attorney

Complete this section if you wish to authorize another individual to sign documents on your behalf. In addition, that individual (“attorney-in-fact”) must complete the Declaration of Representative section on reverse.

Name of attorney-in-fact

Daytime telephone

Street address

City/Town

State

Zip

I,                                                      , hereby authorize the above-named individual to represent me as attorney-in-fact before the Certificate Unit of the Massachusetts Department of Revenue for the following type(s)of tax, and for the period(s) of time indicated.

Type of tax

Period

Type of tax

Period

Signed by:
(Signature of authorized individual)

☐	Chairman of the board of directors,

☒	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this 25th day of 2007 July,            .

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COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Application for Reinstatement

Following Administrative Dissolution

(General Laws Chapter 156D, Section 14.22; 950 CMR 113.47)

Hereby certify that upon examination on this application for reinstatement, duly submitted to me, it appears that the provisions of the General Laws relative thereto have been compiled with, and I hereby approve said application; and the filing fee in the amount of $ 100 having been paid, said application is deemed to have been filed with me this 27th day of July 2007 at 9:10 a.m./p.m. time

Effective date:

(must be within 90 days of date submitted)

[Graphic Appears Here]

[Graphic Appears Here]

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

1025902

Name approval

Filing fee: $100

#A.R.

TO BE FILLED IN BY CORPORATION

Contact Information:

Dan Dickson, 180 Varick Street #404, New York NY 10014

Telephone: (212) 989-2540 x 12

Email: ddickson@bestcellars.com

Upon filing, a copy of this filing will be available at www.see.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.